Ex. 10.1A
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is entered into as of August 26, 2021, by and between Pacific City Bank (“Bank”), PCB Bancorp (formerly known as Pacific City Financial Corporation), a California corporation and registered bank holding company (“Company”) and Henry Kim (“Executive”).

WHEREAS, the Bank and Company entered into an Employment Agreement with Executive (the “Agreement”) dated January 1, 2018; and

WHEREAS, Executive, the Bank and Company have agreed to amend the Agreement to extend its term;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Company and the Executive hereto agree as follows:

1. Section 4 of the Agreement is amended and restated in its entirety to read as follows:

Term of Agreement. Subject to the terms and provisions of this Agreement, this Agreement and the period of Executive’s employment shall be deemed to have commenced as of January 1, 2021 and shall continue for a term of five (5) years thereafter until 12:00 midnight December 31, 2026, unless sooner terminated. If the Bank and Company do not intend to retain Executive as an employee after the Expiration of the Term, the Bank and Company shall give Executive not less than 90 days prior to the expiration of the Term written notice of such decision and upon expiration of the Term after such notice, Executive’s employment and position as an officer and director of the Bank and Company shall cease without further liability of the parties to each other. Executive’s employment and position as an officer and director of the Bank and Company shall also terminate, and the Term of this Agreement will expire, upon Executive’s resignation, retirement, death or Disability, or upon Executive’s Termination for Cause.

2.    All other terms and conditions of the Agreement to remain in full force and effect.

[Signature page to First Amendment to Employment Agreement]
IN WITNESS WHEREOF, the parties hereto have executed this First Agreement as of the day and year first above written.

THE EXECUTIVE	PACIFIC CITY BANK

/s/ Henry Kim	By:	/s/ Sang Young Lee
Henry Kim		Sang Young Lee
Chairman of the Board

PCB BANCORP

	By:	/s/ Sang Young Lee
Sang Young Lee
Chairman of the Board